UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): OCTOBER 19, 2006


                          L-1 IDENTITY SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                     000-21559                 04-3320515
(State or other jurisdiction of       (Commission             (I.R.S. employer
         incorporation)               file number)           identification no.)



                  117 BROAD STREET, STAMFORD, CONNECTICUT 06901
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (203) 504-1100


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      CREDIT AGREEMENT
      ----------------

      On October 19, 2006, L-1 Identity Solutions, Inc. (the "Company") entered into an Amended and Restated Credit Agreement (the "Agreement") by and among the Company, Bank of America, N.A. (the "Bank"), as Administrative Agent and a Lender, Bear Stearns Corporate Lending Inc., as Syndication Agent and as a Lender, and Bear, Stearns & Co. Inc., Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners and Wachovia Bank, N.A. and Credit Suisse, Cayman Islands Branch as Co-Documentation Agents, to amend and restate the Credit Agreement, dated as of August 16, 2006, by and between the Company and the Bank. The Agreement provides for a revolving credit facility of up to $150,000,000, with the potential for up to $50,000,000 in additional borrowings at the Company's request. In order to borrow under the facility, the Company must comply with certain covenants as described below, some of which may limit the amounts borrowed or available. The Agreement provides that up to $25,000,000 of the total facility amount may be used for the issuance of letters of credit.

      Amounts borrowed under the Agreement bear interest for any interest period (as defined in the Agreement) at the British Bankers Association LIBOR Rate, plus a margin of 1.75% (subject to adjustment to a minimum margin of 1.50% and a maximum margin of 2.00% based on the Company's indebtedness to EBITDA ratio described below), and will be repaid on or before October 19, 2011. The Company also has the option to borrow at a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate", with respect to base rate loans plus the margin described above. If the Company has not borrowed all available amounts under the facility, the Company must pay a commitment fee of 0.375% per annum on such unutilized amounts. Currently, there are $105,000,000 of borrowings outstanding under the Agreement, the proceeds of which were used to fund the Company's acquisition of SpecTal, LLC, a Virginia limited liability company ("SpecTal") as more fully described below.

      In accordance with the Agreement, borrowings are secured by all assets of the Company and certain of its affiliates. The Company is required to maintain the following financial covenants under the Agreement:

      o As of the end of any fiscal quarter, the ratio of the Company's consolidated EBITDA (as defined in the Agreement) to consolidated interest charges (as defined in the Agreement) for the period of the most recent four fiscal quarters may not be less than 2.50:1.00, beginning with the fiscal quarter ending on December 31, 2006; and

      o As of the end of any fiscal quarter, the ratio of the Company's consolidated funded indebtedness (as defined in the Agreement) to its consolidated EBITDA for the period of the most recent four fiscal quarters may not be more than: (i) 5.00:1.00 at December 31, 2006, March 31, 2007 and June 30, 2007, (ii) 4.75:1.00 at September
            30, 2007, (iii) 4.50:1.00 at December 31, 2007, March 31, 2008 and
            June 30, 2008, (iv) 4.25:1.00 at September 30, 2008, and (v)

            4.00:1.00 at December 31, 2008 and at the end of each fiscal quarter thereafter.

      Under the terms of the Agreement the Company may incur, assume or guarantee unsecured subordinated indebtedness of up to $200,000,000 and a future parent holding company of the Company may incur an additional $200,000,000 of unsecured subordinated indebtedness. The Agreement limits the ability of the Company to (i) pay dividends or repurchase capital stock, except with the proceeds of equity issuances or permitted subordinated debt, (ii) incur indebtedness (subject to the exceptions described above, among others), (iii) incur liens upon the collateral pledged to the Bank, (iii) sell or otherwise dispose of assets, including capital stock of subsidiaries, (iv) merge, consolidate, sell or otherwise dispose of substantially all of the Company's assets, (v) make capital expenditures above certain thresholds, (vi) make investments, including acquisitions for cash in excess of $300,000,000 in the aggregate and (vii) enter into transactions with affiliates. These covenants are subject to a number of additional exceptions and qualifications. The Agreement provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: nonpayment, breach of covenants or other agreements in the Agreement, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs, the Bank, with the consent of lenders holding a majority of the aggregate commitments under the facility, may declare all outstanding indebtedness under the Agreement to be due and payable.

      The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

      SPECTAL PURCHASE AGREEMENT AMENDMENT
      ------------------------------------

      In connection with the acquisition by the Company of SpecTal, the Company entered into an amendment of the Securities Purchase Agreement, by and among the Company, SpecTal, John A. Cross, Louise V. Brouillette, Ann J. Holcomb, Ronald Hammond, Jr. and Mark Oliva (collectively, the "Members") and John A. Cross in his capacity as Sellers Representative, dated as of September 11, 2006 (the "Purchase Agreement").

      Amendment No. 1 to the Purchase Agreement ("Amendment No. 1") provides for certain amendments to the post-closing covenants of the Members and TalSpec Holdings, LLC, a Delaware limited liability company ("Holdings") not to compete with the Company or any of its subsidiaries, parents or affiliated companies, whether now existing or created in the future, and all of their respective successors and assigns.

         Under the Purchase Agreement, as amended by Amendment No. 1 thereto, the non-competition obligations of Ann J. Holcomb and Ronald Hammond, Jr. shall be as set forth in their respective employment agreements with SpecTal; the non-competition period for each of Holdings and Mark Oliva shall be the period commencing on the closing of the SpecTal acquisition and ending on the third anniversary thereof; and the non-competition period for John A. Cross and Louise
V. Brouillette shall be the later of (A) the third anniversary of the closing of the SpecTal acquisition and (B) the second anniversary of the termination of any consulting agreement entered into by the Company and such individual.

      The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

ITEM 2.01.        COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

      As disclosed in the Form 8-K filed on September 14, 2006, the Company, SpecTal and the other parties thereto entered into the Purchase Agreement on September 11, 2006. Subject to the terms and conditions of the Purchase Agreement, the Company agreed to purchase (the "Purchase") all of the issued and outstanding membership interests of SpecTal from Holdings.

      On October 19, 2006, the Company consummated the Purchase, whereupon SpecTal became a wholly-owned subsidiary of the Company.

      Pursuant to the Purchase Agreement, the Company paid at closing a purchase price of $100 million in cash for SpecTal, which purchase price may be subject to a post-closing adjustment based on the net asset value of SpecTal as of the closing date. Of the purchase price paid at closing, $5 million was placed in escrow to be available to satisfy the Members' indemnification obligations under the Purchase Agreement. The Purchase Agreement also provides that the Company shall make additional payments to Holdings of up to $9,900,000 if SpecTal achieves certain financial objectives. Such payments, if any, shall be made in installments following the end of the years ending December 31, 2006, 2007, 2008 and 2009.

      On October 19, 2006, the Company issued a press release announcing the closing of the SpecTal acquisition. A copy of the press release is furnished herewith as Exhibit 99.1.


ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

      The information included under Item 1.01 above with respect to the Credit Agreement is incorporated under this Item 2.03.

ITEM 7.01. REGULATION FD DISCLOSURE

      On October 19, 2006, the Company issued a press release announcing the closing of the SpecTal acquisition, as described in Item 2.01 above. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial statements of businesses acquired.

      Within 71 calendar days after the date that the SpecTal closing was required to be reported on Form 8-K, the Company will amend this Form 8-K to include the financial statements and pro forma financial information required pursuant to Regulation S-X.

(d)   Exhibits

Exhibit 10.1 Amended and Restated Credit Agreement, dated as of October 19, 2006, by and among the Company, Bank of America, N.A., as Administrative Agent and a Lender, Bear Stearns Corporate Lending Inc., as Syndication Agent and as a Lender and the other parties thereto

Exhibit 10.2 Amendment No. 1 to Securities Purchase Agreement, by and between L-1 Identity Solutions, Inc. and John A. Cross, as Sellers Representative, dated as of October 19, 2006

Exhibit 99.1      Press Release issued October 19, 2006

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 25, 2006
                                            L-1 IDENTITY SOLUTIONS, INC.

                                            By:  /s/  James DePalma
                                               ---------------------------------
                                                James DePalma
                                                Executive Vice President,
                                                Chief Financial Officer and
                                                Treasurer

                                  EXHIBIT INDEX


 Exhibit No.                                  Description
 -----------                                  -----------

Exhibit 10.1 Amended and Restated Credit Agreement, dated as of October 19, 2006, by and among the Company, Bank of America, N.A., as Administrative Agent and a Lender, Bear Stearns Corporate Lending Inc., as Syndication Agent and as a Lender and the other parties thereto

Exhibit 10.2 Amendment No. 1 to Securities Purchase Agreement, by and between L-1 Identity Solutions, Inc. and John A. Cross, as Sellers Representative, dated as of October 19, 2006

Exhibit 99.1      Press Release issued October 19, 2006